EXHIBIT 22

                          SUBSIDIARIES OF THE COMPANY

     The following table shows name and place of incorporation of each subsidiary of the Company as of March 21, 1995. All subsidiaries conduct business in their respective corporate names.

                            NAME                              PLACE OF INCORPORATION
------------------------------------------------------------  -----------------------------
Loyal American Life Insurance Company                         Alabama
  ADL Financial Services, Inc.                                North Carolina
  Purity Financial Corporation                                Delaware
Prairie National Life Insurance Company                       South Dakota
  Prairie States Life Insurance Company                       South Dakota
     Assured Security Life Insurance Company                  Texas
     Rushmore National Life Insurance Company                 South Dakota
     Great Western Life Insurance Company                     Montana
Loyal Marketing Services, Inc.                                Alabama
Prairie States Marketing Services, Inc.                       Washington
Purple Cross Insurance Agency, Inc.                           Delaware
Laurentian Securities Corporation                             Delaware
Laurentian Marketing Services, Inc.                           Delaware
Laurentian Investment Services, Inc.                          Delaware
International Funeral Associates, Inc.                        Delaware
Laurentian Credit Services Corporation                        Delaware
CSW Management Services, Inc.                                 Texas

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